Exhibit 99.1

WARREN EQUITIES, INC. AND SUBSIDIARIES

Consolidated Financial Statements

May 31, 2014

Independent Auditors’ Report

The Board of Directors
Warren Equities, Inc.:

We have audited the accompanying consolidated financial statements of Warren Equities, Inc. and subsidiaries, which comprise the consolidated balance sheet as of May 31, 2014, the related consolidated statements of income, retained earnings, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Warren Equities, Inc. and subsidiaries as of May 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Providence, Rhode Island
September 24, 2014

WARREN EQUITIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

May 31, 2014

Current assets:
Cash	$14,312,000
Securities available for sale	20,253,000
Accounts receivable, trade, less allowance for doubtful accounts of $561,000	18,685,000
Receivables, other	10,526,000
Inventories	24,893,000
Income tax receivable	—
Deferred income taxes	3,884,000
Prepaid expenses and other current assets	1,247,000
Total current assets	93,800,000
Property, plant, and equipment	274,591,000
Less accumulated depreciation and amortization	161,322,000
Net property, plant, and equipment	113,269,000
Other assets	34,394,000
Total assets	$241,463,000
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$66,780,000
Income taxes payable	735,000
Other current liabilities	4,904,000
Total current liabilities	72,419,000
Other liabilities	25,771,000
Deferred income taxes	9,760,000
Total long-term liabilities	35,531,000
Stockholder’s equity:
Common stock, no par value. Authorized 10,000 shares: issued and outstanding, 200 shares	72,000
Additional paid-in capital	2,829,000
Retained earnings	149,139,000
Treasury stock, 47 shares, at cost	(18,527,000)
Total stockholder’s equity	133,513,000
Total liabilities and stockholder’s equity	$241,463,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

Consolidated Statement of Income

Year ended May 31, 2014

Sales:
Petroleum products	$1,853,600,000
Merchandise	181,666,000
Gross sales	2,035,266,000
Less federal and state excise taxes	272,395,000
Net sales	1,762,871,000
Other revenues	10,013,000
Total revenues	1,772,884,000
Costs and expenses:
Costs of petroleum products sold	1,488,301,000
Costs of merchandise sold	132,678,000
General and administrative	26,860,000
Selling	93,950,000
Delivery	23,259,000
Gain on sale of property, plant, and equipment	(2,284,000)
1,762,764,000
Income from operations	10,120,000
Other income (expense):
Interest and dividend income	1,306,000
Interest expense	(51,000)
Other	680,000
1,935,000
Income before income taxes	12,055,000
Income taxes	4,824,000
Net income	$7,231,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

Consolidated Statement of Retained Earnings

Year ended May 31, 2014

Retained earnings balance, beginning of year	$143,908,000
Net income	7,231,000
Dividends	(2,000,000)
Retained earnings at end of year	$149,139,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended May 31, 2014

Operating activities:
Net income	$7,231,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,545,000
Deferred income taxes	639,000
Gain on sale of property, plant, and equipment	(2,284,000)
Changes in assets and liabilities:
Receivables and other assets	5,664,000
Inventories	(795,000)
Prepaid expenses and other current assets	339,000
Accounts payable, accrued expenses, other current liabilities, and other liabilities	(2,842,000)
Income taxes	1,267,000
Net cash provided by operating activities	20,764,000
Investing activities:
Purchases of property, plant, and equipment	(11,982,000)
Proceeds from sales/maturities of securities available for sale	—
Purchases of securities available for sale	(6,790,000)
Proceeds from sale of property, plant, and equipment	2,529,000
Net cash used in investing activities	(16,243,000)
Financing activities:
Dividends paid	(4,000,000)
Net cash used in financing activities	(4,000,000)
Net increase in cash and cash equivalents	521,000
Cash at beginning of year	13,791,000
Cash at end of year	$14,312,000
Supplemental disclosure of noncash investing activities:
Mortgages from sales of property, plant, and equipment	$1,810,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

(1)                     Summary of Significant Accounting Policies

(a)                      Nature of Business and Risks

Warren Equities, Inc. (the Company) is a diversified petroleum marketing organization that is involved in the wholesale and retail distribution of refined petroleum products, retail merchandise and ancillary services. The Company also leases certain of its properties to third-party operators (referred to as dealers) in the normal course of business operations.

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amounts of property, plant, and equipment; valuation of receivables; valuation of inventories; valuation of deferred income tax assets; environmental liabilities; insurance reserves; and asset retirement obligations. Actual results could differ from those estimates.

(b)                      Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company’s subsidiaries are as follows: Drake Petroleum Company, Inc.; Puritan Oil Company, Inc.; Warex Terminals Corporation; Xcel Environmental, Inc.

(c)                       Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company does not hold any cash equivalents at May 31, 2014.

(d)                      Securities Available for Sale

The Company’s securities available for sale are carried at fair value based on quoted prices for similar assets or liabilities. The total unrealized loss and gain on the securities held by the Company at May 31, 2014, was not material.

(e)                       Receivables and Allowance for Doubtful Accounts and Mortgage Reserves

The Company carries its accounts receivable from trade sales and mortgage receivables from the sale of properties at their face amounts, less an allowance for doubtful accounts and mortgage reserves, respectively. The Company estimates the allowance for doubtful accounts and mortgage reserves based on historical collection results and current economic conditions, using factors based on the aging of its accounts and other information available at the consolidated balance sheet date. The Company grants credit to its customers and generally requires collateral. The majority of accounts are individually evaluated on a regular basis, and appropriate reserves are established as deemed necessary. Notes receivable, included in receivables, other, and other assets amounted to $22.6 million at May 31, 2014, net of reserves of $2.1 million.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

The Company charges interest on its notes receivable and recognizes interest income on such notes receivable in its consolidated statements of income, as part of other income (expense). Interest income recognized for the year ended May 31, 2014 was $1.3 million.

(f)                         Fair Value Measurements

The accounting guidance for fair value measurements establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

Level 1 — Value is based on observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Value is based on inputs other than the quoted prices in active markets that are observable for assets or liabilities, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3 — Value is based on unobservable inputs based on the entity’s own assumptions.

Assets measured at fair value on a recurring basis are summarized below:

	Fair value
	May 31,	Fair value measurements using
	2014	Level 1	Level 2	Level 3
Securities available for sale	$20,253,000	—	20,253,000	—

The Company’s securities available for sale are fair valued utilizing the market approach. The market approach is based on using quoted market prices for similar assets.

The contractual maturity dates of these securities are as follows:

May 31,
2014
Less than one year	$9,849,000
One to five years	10,404,000
$20,253,000

(g)                      Inventories

Petroleum and merchandise inventories are stated at the lower of first-in, first-out cost, or market.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

(h)                      Product Custody Agreements

The Company may store its own petroleum products as part of the “terminaling” agreement with Global Partners, LP that allows the Company to retain certain “throughput” and storage capabilities at the terminal facility at Global Partners, LP locations. Handling fees paid by the Company to Global Partners, LP are included in cost of goods sold. Inventory is adjusted for the net product due to, or owed by, Global Partners, LP, the Company’s sole throughput custody partner.

(i)                         Dealer Consideration and Advances

Dealer consideration and advances are stated at the amounts advanced, less accumulated amortization. Amortization of dealer consideration is computed either over the life of the contract; or, based on actual gallons sold, as a percentage of total gallons projected to be sold under the contract or as an incremental adjustment to the price of actual gallons sold to the dealer. In accordance with the applicable accounting guidance for considerations advanced from vendors to customers, the Company records the amortization expense on these dealer considerations and advances as a reduction of revenues in the Company’s consolidated statement of income. At May 31, 2014, the Company had $13.1 million, recorded in receivables, other, and other assets related to dealer consideration and advances.

(j)                         Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation and amortization for financial statement purposes is provided on the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the useful lives of the assets.

(k)                      Impairment of Long-Lived Assets

Long-lived assets, primarily property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset based on the remaining useful life of that asset. If the carrying amount of the asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded for the year ended May 31, 2014.

(l)                         Environmental Remediation Costs

Costs incurred to investigate and remediate contaminated sites are expensed unless the remediation extends the economic useful lives of the assets employed at the site. Remediation costs that extend the economic lives of the assets are capitalized and amortized over the remaining economic lives of the assets employed at the site.

The Company accrues for the estimated future costs related to remediation activities at existing and previously operated gasoline storage sites. Estimates of the anticipated future costs for remediation activities at such sites are based on the Company’s prior experience with remediation sites and

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

consideration of factors, such as the condition of the site contamination, location of tank sites, and experience with contractors who perform environmental assessment activities, when it is probable that corrective action will be taken and the cost of the remediation activities can be reasonably estimated. A portion of the environmental expenditures incurred for remediation activities, including anticipated future costs for remediation activities, are eligible for reimbursement under state trust funds and reimbursement programs.

(m)                   Insurance

The Company has established self-insurance and predetermined deductible/retention programs to cover certain insurable risks consisting primarily of physical loss to property, workers’ compensation, and comprehensive general and automotive liability. Third-party insurance coverage above predetermined deductibles of up to $0.3 million per occurrence is effective as of May 31, 2014. Provisions for losses expected under the Company’s insurance programs are recorded based on estimates of the aggregate liabilities for claims incurred.

(n)                      Asset Retirement Obligations

The Company records an estimated liability for the future cost to remove underground storage tanks in accordance with the applicable accounting guidance for asset retirement obligations, and for conditional asset retirement obligations, and recognizes that cost over the estimated useful life of the storage tanks (note 7). A liability for the fair value of an asset retirement obligation, with a corresponding increase to the carrying value of the related long-lived asset, is recorded at the time an underground storage tank is installed. In accordance with the applicable accounting guidance for asset retirement obligations, the estimated change in the asset retirement obligation liability attributable to the change in the asset removal cost in subsequent periods is capitalized to property, plant, and equipment with a corresponding change to the asset retirement obligation liability. Revisions to the liability could occur due to changes in tank removal costs or tank useful lives, or if federal and/or state regulators enact new guidance on the removal of such tanks. The Company amortizes the amount capitalized to property, plant, and equipment, and it also recognizes accretion expense in connection with the discounted liability over the estimated remaining life of the respective underground storage tank. At May 31, 2014, the Company had $0.5 million recorded in accounts payable and accrued expenses and $4.4 million, recorded in other liabilities.

(o)                      Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return.

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

The Company evaluates tax positions taken, or expected to be taken, in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not to be realized. Tax positions not deemed to meet the more-likely than-not threshold are recorded as a tax expense in the current reporting period. There are no uncertain tax positions that require adjustment to the consolidated financial statements at May 31, 2014.

(p)                      Revenue Recognition

The Company recognizes revenue on wholesale sales when title to, and risk of loss on the products passes to the customer, generally upon delivery. The Company recognizes revenue on retail sales at the time the merchandise is sold at a retail outlet. The Company collects taxes, which consist of various pass-through taxes collected from customers on behalf of taxing authorities, and remits such taxes directly to those taxing authorities. Therefore, it is the Company’s policy to include such taxes collected from customers in gross sales and separately deduct those taxes to arrive at net revenues on the Company’s consolidated statement of income.

(q)                      Shipping and Handling Charges

Costs that the Company incurs for shipping and handling are charged to delivery expenses recorded within costs and expenses on the Company’s consolidated statement of income. Such costs amounted to approximately $18.6 million for the year ended May 31, 2014.

(r)                        Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, securities available for sale, accounts receivable, mortgage receivables, and derivative financial instruments. The Company places its cash and investments with highly rated financial institutions. The Company limits the amount of credit exposure with any one financial institution and conducts ongoing evaluations of the creditworthiness of the financial institutions with which it does business. The Company provides credit, in the normal course of business, primarily to wholesale and retail petroleum companies and dealers. The Company also provides mortgage receivables to counterparties in property sale transactions. The Company may require collateral based upon a review of its customers and counterparties’ financial statements. The Company performs ongoing credit evaluations of its customers for trade receivables and notes receivable, and it provides for credit losses based on specific information and historical trends.

Credit risk on accounts receivable is also minimized as a result of the Company’s large customer base.

(s)                        Fair Value of Financial Instruments

The Company’s financial instruments include cash, securities available for sale, accounts receivable and mortgage receivables. At May 31, 2014, the carrying value of these instruments approximated their fair values based on current market prices and rates. As estimates of these fair values are subjective and involve uncertainties and judgments, they cannot be determined with precision, and any changes in assumptions would affect these estimates.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

(t)                         Sales of Retail Properties and Discontinued Operations

The Company’s disclosure of discontinued operations is in accordance with the amendments in Accounting Standards Update 2014-08 (ASU 2014-08), which the company has elected to adopt during its fiscal year ending May 31, 2014. ASU 2014-08 updates applicable guidance on the presentation of financial statements to require disposals to be reported in discontinued operations when the disposal represents a strategic shift for the Company with the current or potential for a major effect on operations and financial results. During the fiscal year ending May 31, 2014, there have been no disposals of components of the Company that represent a strategic shift that has, or will have, a major effect on the Company’s operations and financial results.

(2)                     Securities Available for Sale

Pursuant to the Company’s investment policy, securities available for sale consist of mortgage-backed securities that represent corporate debt of quasi-government entities with various contractual or anticipated maturity dates ranging from one month to five years. These securities issued by the quasi-government entities have the implicit backing of the U.S. Treasury. In accordance with the applicable accounting guidance for such securities, these securities are carried at fair value. The unrealized gains on the securities held by the Company at May 31, 2014, are not material. Realized gains and losses from the sale of available-for-sale securities, if any, are determined on a specific-identification basis. A decline in the fair value of any available-for-sale security below cost that is determined to be other than temporary will result in a write-down of its carrying amount to fair value. No such impairment charges were recorded for any period presented.

The fair value of such securities at May 31, 2014, was $20.3 million.

Currently, all available-for-sale securities have original maturities greater than 90 days. Actual maturities are expected to differ from contractual dates as a result of earlier issuer redemptions.

(3)                     Inventories

Inventories are summarized as follows:

May 31,
2014
Petroleum products	$10,529,000
Merchandise	14,364,000
$24,893,000

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

(4)                     Property, Plant, and Equipment

The following is a summary of property, plant, and equipment, at cost:

May 31,
2014
Land	$22,334,000
Buildings and bulk plant	76,335,000
Leasehold improvements	40,090,000
Equipment on location	126,844,000
Office equipment	3,115,000
Motor vehicles	5,621,000
Construction in progress	252,000
$274,591,000

(5)                     Income Taxes

The components of income tax expense are as follows:

Year ended
May 31,
2014
Current:
Federal	$3,174,000
State	1,011,000
4,185,000
Deferred:
Federal	(22,000)
State	661,000
639,000
$4,824,000

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below:

May 31,
2014
Deferred tax assets:
Accounts receivable principally due to allowance for doubtful accounts	$369,000
Amortization of intangible assets	111,000
Executive retirement plan	1,380,000
Bonus and vacation accruals	1,340,000
Environmental costs	8,302,000
Insurance	369,000
Charitable contributions carryforward	2,220,000
Other	1,707,000
Total deferred tax assets	15,798,000
Less deferred tax asset valuation allowance	(1,784,000)
Total deferred tax assets, net of valuation allowance	14,014,000
Deferred tax liabilities:
Depreciation of property, plant, and equipment	19,890,000
Net deferred tax liabilities	$5,876,000

The primary cause of the variation in the effective tax rate from the U.S. federal statutory rate is state income taxes and valuation allowance. As of May 31, 2014, the Company has charitable contribution carryforwards in the amount of approximately $5.6 million, which expire at various dates through 2015.

A valuation allowance for deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets may not be realized. The Company considers a number of factors, including the positive and negative evidence regarding the realization of the deferred tax assets, to determine whether a valuation allowance should be recognized with respect to the deferred tax assets. Based on this analysis, the Company concluded it is more likely than not that $4.5 million of charitable contribution carryforwards will expire unused.

As of May 31, 2014, there are no uncertain tax positions that require adjustment to the consolidated financial statements.

(6)                     Notes Payable and Long-Term Debt

At May 31, 2014, the Company has credit agreements providing unsecured demand notes of $13.0 million for general corporate purposes and letters of credit, all due in November 2014 and $8.0 million for general corporate purposes and letters of credit, due in June 2014. In addition, the Company also has a $6.0 million line of credit that is due to expire in November 2014. At May 31, 2014, the Company has no outstanding borrowings against any of these credit agreements.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

At May 31, 2014, the Company also has $4.2 million, available in standby letters of credit. No borrowings have been made on these letters of credit as of May 31, 2014.

The various bank agreements contain certain restrictive covenants, setting forth minimum cash flow and coverage requirements, and a number of other limitations including restrictions on capital expenditures, certain investments, share repurchases, and dividend payments. The Company was in compliance with these covenants at May 31, 2014.

(7)                     Asset Retirement Obligations

A reconciliation of the changes in the asset retirement obligation is as follows:

Year ended
May 31,
2014
Beginning balance	$4,989,000
Change in estimates	54,000
Liabilities settled, net	(128,000)
Accretion expense	23,000
Ending balance	$4,938,000

(8)                     Savings and Retirement Plans

The Company has a defined-contribution retirement plan covering substantially all of its employees. The Company funds plan costs as incurred. The total expense for the year ended May 31, 2014, was $0.8 million.

The Company has established a supplemental executive retirement plan covering certain key executives. The unfunded plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service with the Company and compensation rates near retirement. The plan resulted in an expense for the year ended May 31, 2014 in the amount of $0.1 million. At May 31, 2014, the Company had a liability related to this plan recorded in accounts payable and accrued expenses in the amount of $3.4 million.

(9)                     Other Employee Agreements

The Company has long-term incentive and retention agreements covering certain key executives for which payment is contingent upon continued services to the Company and the sale of the Company to an independent third party. Such sale has not been achieved as of May 31, 2014. The Company currently estimates that the amounts due upon a change in control are approximately $23.0 million. The actual payments could differ from this estimate. No accrual has been recorded for these arrangements due to the payment contingency relating to the sale of the Company.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

(10)              Operating Leases

The Company leases service stations under operating leases, which provide for minimum annual rentals, as follows:

Year ended May 31:
2015	$6,780,000
2016	5,982,000
2017	5,031,000
2018	4,280,000
2019	3,270,000
Thereafter	12,056,000
$37,399,000

The minimum lease payments include any base rent, plus step increases and escalation clauses; any guarantee of residual value by the lessee; and any payments for failure to renew a lease. Rent expense for the year ended May 31, 2014 was $7.6 million. Substantially all of the leases have options that permit the Company to renew.

The Company also leases certain of its properties to third-party dealers under operating leases. Rental income was $9.2 million for the year ended May 31, 2014, and is included in other revenues as an element of total revenues.

Minimum future rentals to be received are as follows:

Year ended May 31:
2015	$6,455,000
2016	5,515,000
2017	4,646,000
2018	3,046,000
2019	1,510,000
Thereafter	2,763,000
$23,935,000

(11)              Environmental Reserves and Contingent Liabilities

Environmental

The Company has certain environmental contingencies related to ongoing costs to comply with federal, state, and local environmental laws and regulations, including costs for assessment, compliance, remediation, and certain capital expenditures related to its petroleum operations. In the ordinary course of business, the Company is involved in environmental assessment and remediation activities with respect to releases of regulated substances from its existing and previously operated terminal and retail gasoline facilities. The Company accrues its estimates of all costs to be incurred for assessment and remediation for known releases. These accruals are adjusted periodically if and when new information becomes known.

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

Due to the nature of such releases, the actual costs of assessment and remediation activities may vary significantly from year to year. While the Company believes that the estimated liabilities are reasonable, the actual amounts of such estimates, when known, may vary from these estimates. The Company’s environmental contingencies are not measured on a discounted basis.

Under state reimbursement programs, the Company is eligible to receive reimbursement for a portion of future remediation costs, as well as a portion of remediation costs previously paid. The reimbursement claims represent a firm and legally enforceable basis to recover remediation costs from the various state programs. In assessing the probability of state reimbursements, the Company takes into consideration each state’s fund balance, revenue sources, existing claim backlog, status of cleanup activity, and claim ranking. While there is no assurance of the timing of the receipt of state reimbursement funds, based on the Company’s experience, the Company expects to receive the majority of state reimbursement funds within one to three years after payment of eligible remediation expenses, assuming that the state administrative procedures for processing such reimbursements follow historical payment practices.

At May 31, 2014, total environmental reserves were $21.4 million. The Company has classified environmental liabilities expected to be paid out within the next 12 months as short-term within accrued expenses in the accompanying consolidated balance sheet. Short-term environmental liabilities totaled approximately $6.4 million as of May 31, 2014. The Company expects to obtain recoveries on such reserves from established state remediation funds in Connecticut, Maryland, Massachusetts, Rhode Island, New Hampshire, and Pennsylvania. At May 31, 2014, such expected recoveries were $7.9 million, net of reserves. For reimbursements expected to be received in the next 12 months, the Company has recorded approximately $0.6 million as of May 31, 2014 in receivables, other, on its consolidated balance sheet.

Due to the deteriorating economic condition of a particular state, the Company has adjusted its reimbursement rates for future reimbursements and for the environmental receivables recorded at May 31, 2014 for this state. The gross estimated receivable from the state is approximately $7.1 million at May 31, 2014. The receivables have been reduced by reserves of $4.6 million as of May 31, 2014.

Litigation

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity at May 31, 2014.

(12)              Supplemental Disclosures of Cash Flow Information

Year ended
May 31,
2014
Cash paid during the year for:
Interest	$52,000
Income taxes	2,983,000

(Continued)

WARREN EQUITIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2014

(13)              Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are summarized as follows:

May 31,
2014
Accounts payable	$46,789,000
Sales tax payable	992,000
Accrued payroll	2,810,000
Asset retirement obligations	494,000
Environmental liabilities	6,448,000
Casualty loss reserves	2,752,000
Supplemental executive retirement program	3,398,000
Other	3,097,000
$66,780,000

(14)              Related-Party Transactions

During the fiscal year ended May 31, 2010, the Company advanced $2.5 million to an executive of the Company for a promissory note receivable from the executive. The note receivable accrued interest at 2.5% per year. This same executive was also due an incentive payment from the Company. Upon the retirement of the executive in fiscal 2012, the note receivable from the executive was net settled with the incentive arrangement payment due to the executive. At May 31, 2014, the Company maintained a liability of $2.3 million reported in Other liabilities on the balance sheet, for amounts due to this executive relating to reimbursement of taxes on the incentive payment.

Management believes that such transactions are at arm’s length and for terms that are comparable to and from unaffiliated third parties.

(15)              Subsequent Events

Subsequent events have been evaluated through September 24, 2014, which is the date the financial statements were available to be issued.